Moody National REIT II, Inc. 8-K

Exhibit 10.4

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made and entered into on October 24, 2018 by and between Green Bank, N.A., having its principal office in Harris County, Texas (the “Lender”), Moody National Operating Partnership II, LP whose address is 6363 Woodway Drive, Suite 110, Houston, Texas 77057 and Moody National REIT II, Inc., whose address is 6363 Woodway Drive, Suite 110, Houston, Texas 77057 (the “Borrower”, whether one or more), as follows:

W I T N E S S E T H:

WHEREAS, Borrower has applied to Lender for and Lender has agreed to make Borrower a loan (the “Loan”) in the amount of SIXTEEN MILLION AND 00/100 DOLLARS ($16,000,000.00), for the purpose of providing funds to Borrower for the refinance of existing indebtedness;

WHEREAS, Borrower and Lender wish to enter into this Agreement in order to set forth some of the terms and conditions of the Loan:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, Borrower and Lender hereby agree as follows:

1.             LOAN DOCUMENTS Borrower has executed and delivered, or caused to be executed and delivered, to Lender this Agreement and the following loan documents (collectively and together with this Agreement and all other documents securing the Loan, the “Loan Documents”):

A.          Note. A promissory note (the “Note”) of even date herewith, payable to the order of Lender and in the principal amount of SIXTEEN MILLION AND 00/100 DOLLARS ($16,000,000.00). The term “Note”, as defined herein, shall include any renewal(s), extension(s) and/or modification(s) thereof.

B.          Financing Statements. Security Agreement and one (1) or more Financing Statements for the benefit of Lender.

C.          Guarantees. None

2.            TERMS AND CONDITIONS In addition to the terms and conditions contained in the other Loan Documents, the Loan shall be subject to the additional terms and conditions set forth in this Agreement. The terms and conditions set forth in the other Loan Documents and this Agreement supersede, amend and replace any prior terms and conditions by and between Lender and Borrower with respect to the Loan.

3.             REPRESENTATIONS AND WARRANTIES Borrower represents and warrant to Lender as follows:

A.          Formation and Standing If Borrower is not an individual, it is validly formed, and duly existing at this time, in good standing under the laws of the state of its organization and is authorized to do business in , and has the power to own its property and to carry on its business, in the state of Texas and in each other jurisdiction in which Borrower operates and the failure to be so qualified could reasonably be expected to have a material adverse effect on Borrower or its financial condition.

B.           Authority and Compliance Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Note and to incur the obligations provided for herein, all of which has been duly authorized by all proper and necessary action. No consent or approval by any other party or public authority is required as a condition to the validity of this Agreement or the Note (or if required, has been obtained), and Borrower is in compliance, in all material respects, with all laws and regulatory requirements to which it is subject.

C.           Binding Agreement This Agreement constitutes, and the Note and Loan Documents when issued and delivered pursuant hereto for value received will constitute, valid and legally binding obligations of Borrower enforceable in accordance with their respective terms.

D.          Guarantor(s) and Guaranty Agreement Intentionally deleted.

E.           Litigation There are no proceedings pending or, to the knowledge of Borrower, threatened before any court or other administrative agency which will or may have a material adverse effect on the financial condition or operations of Borrower, any of its respective properties or any general partner of Borrower, except as disclosed to Lender in writing prior to the date of this Agreement.

F.           No Conflicting Agreements There are no charter, bylaw or stock provisions and no provisions of any existing agreement, mortgage, indenture or contract binding on Borrower, or affecting any of their respective property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement, the Note, any other Loan Document, or the grant of any security interest or lien made in connection with the Loan.

G.          Ownership of Assets Borrower has indefeasible title to any collateral (the “Collateral”) pledged to secure the Loan and the Collateral is owned free and clear of liens.

H.          Taxes All income taxes and other taxes due and payable through the date of this Agreement by Borrower or assessed against the Collateral have been paid prior to becoming delinquent.

I.            Financial Statements The books and records of Borrower properly reflect their respective financial condition in all material respects, and there has been no material change in their respective financial condition as represented in the statements most recently delivered to Lender.

J.            Places of Business and Residence Borrower’s principal place of business is in the state identified with Borrower’s address set forth above.

4.             AFFIRMATIVE COVENANTS Until payment in full of the Note and performance of all other obligations of Borrower hereunder, Borrower will:

A.          Financial Recordkeeping Keep adequate records, in accordance with generally recognized federal income tax basis accounting principles, of all its transactions, so that at anytime, and from time to time, its true and complete financial condition may be readily determined and to, upon request, make such records available for Lender’s inspection during all business hours.

B.           Financial Reporting/Covenants and Other Reporting Borrower agrees to maintain and shall provide or will cause to be provided to Lender:

All terms and calculations to be according to GAAP, and prepared by Borrower, unless specified otherwise.

(1)     Moody National REIT II, Inc. shall provide annual CPA audited financial statements within 120-days of each year-end.

(2)     Moody National REIT II, Inc. shall provide quarterly financial statements within 45-days of each quarter-end.

(3)     Moody National REIT II, Inc. shall provide quarterly Compliance Certificates within 45-days of each quarter-end on the form attached as Exhibit B.

(4)     Moody National REIT II, Inc. shall provide a monthly Consolidated Net Cash Flow calculation on the first business day after the 15th of each month.

(5)     Annually and in any event within 30-days following the filing thereof, but in no event later than November 15th of the year due, copies of income tax returns, including all schedules and K-1s, filed by Moody National REIT II, Inc. and properly filed extensions thereof.

(6)     Minimum Fixed Charge Coverage Ratio: Beginning December 31, 2018 Maker shall maintain a Fixed Charge Coverage Ratio of not less than 1.20 as of each fiscal quarter end, determined on a trailing 12 month basis. Fixed Charge Coverage Ratio is defined as the adjusted EBITDA (adjusted net operating income of all properties within Moody National Operating Partnership II, L.P., plus Net Equity raised less Selling, General and Administrative Expenses) divided by actual debt service on Moody National REIT II, Inc. (but not final balloon payments at maturity) assets, plus actual Lender interest expense, plus current maturities of Lender debt (but not final balloon payments at maturity).

(7)    Consolidated Leverage Ratio: Borrower shall maintain a maximum Consolidated Leverage Ratio of no more than 70% at all times, tested quarterly. Consolidated Leverage Ratio is defined as consolidated indebtedness of the Moody National REIT II, Inc. and its consolidated subsidiaries; consolidated indebtedness shall include the pro-rata share of indebtedness from any unconsolidated joint venture) divided by consolidated total asset value (appraised value as of December 31, 2017 on all existing Moody National REIT II, Inc. assets plus cost value on any properties acquired after December 31, 2017).

(8)     Borrower agrees that, except with Lender’s prior written consent, neither Moody National REIT II, Inc. nor Moody National Operating Partnership II, LP neither shall incur any additional debt, other than existing first liens on properties as of the date hereof.

(9)     Moody National REIT II, Inc. shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payment; provided, however, that so long as no default or Event of Default would result therefrom Moody National REIT II, Inc. may make distributions not to exceed the current distribution rate of seven point fifty-six percent (7.56%) per annum in effect as of the date hereof, and the Borrower may make distributions to its third party Equity Interests owners. Further, so long as the Loan and the Note remain outstanding, the Moody National REIT II, Inc. shall not change its distribution strategy or repurchase or redeem equity without the prior written approval of Lender (other than redemptions upon death or disability consistent with past practices). Upon a Default or Event of Default which remains in existence, Moody National REIT II, Inc. will be restricted from making any Restricted Payments other than those required to maintain REIT status. If any monetary or bankruptcy related default shall occur and be continuing, including any Default pursuant to covenants related to the Lender debt, or if there is an Event of Default resulting in acceleration of the maturity date of the Note, Borrower will not be permitted to make any distributions.

(10)   Certain Definitions:

Consolidated Net Cash Flow for any period is defined as the net cash flow of Moody National REIT II, Inc. (subject to the terms of any underlying debt documents) for such period, as further calculated in accordance with Lender requirements.

Net Equity is defined as the gross offering proceeds of equity issuances by the Moody National REIT II, Inc. less reasonable total offering costs, including, but not limited to all reasonable legal fees, filing fees, selling commissions, printing fees and accounting fees and expenses.

Equity Interests is defined as with respect to any person, any share of capital stock of (or other ownership or profit interests in) such person, any warrant, option or other right for the purchase or other acquisition from such person of any share of capital stock of (or other ownership or profit interests in) such person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such person or warrant, right or option for the purchase or other acquisition from such person of such shares (or such other interests), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and any other ownership or profit interest in such person (including, without limitation, partnership, member or trust interests therein).

Restricted Payment means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of Moody National REIT II, Inc. or any of its Subsidiaries now or hereafter outstanding, except (i) a dividend payable solely (A) in shares of that class of Equity Interests to the holders of that class, or (B) a cash dividend paid by a Subsidiary of Borrower to Borrower or to another Subsidiary that is wholly owned by Borrower, (ii) issuance by Moody National REIT II, Inc. of shares for conversions of units in the Borrower; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of Moody National REIT II, Inc. or any of its Subsidiaries now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Moody National REIT II, Inc. or any of its Subsidiaries now or hereafter outstanding.

Subsidiary means for any person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such person or one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person, and shall include all persons the accounts of which are consolidated with those of such person and reported on a consolidating basis pursuant to GAAP.

(11)   Any other financial reporting, upon Lender’s reasonable request.

C.           Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include a policy of fire and extended coverage insurance covering all assets, business interruption insurance and liability insurance, all in accordance with the terms of any indebtedness secured by the property so insured or otherwise on commercially reasonable terms. From time to time, upon Lender’s request, Borrower shall provide evidence of such insurance to Lender.

D.          Existence and Compliance with Laws As appropriate, maintain its existence in good standing and comply with all laws, regulations and governmental requirements applicable to it or to any of its property, business operations and transactions, except to the extent that failure to do so could not reasonably be expected to have a material adverse effect on Borrower or its financial condition.

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E.           Adverse Conditions or Events Promptly advise Lender in writing of any condition, event or act which comes to its attention that could reasonably be expected to materially affect either Borrower’s financial condition, Lender’s rights in or to the Collateral under this Agreement or the Loan Documents, and of any litigation filed against Borrower that, if decided adversely to Borrower, could reasonably be expected to materially affect either Borrower’s financial condition.

F.           Taxes Pay all taxes prior to delinquency, unless being contested in good faith pursuant to appropriate procedures.

G.           Maintenance Preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business.

5.             NEGATIVE COVENANTS Until payment in full of the Note and performance of all other obligations of Borrower hereunder (other than surviving indemnity obligations as to which no claim is then pending), Borrower will not, without the prior written consent of Lender:

A.          Liens Knowingly grant, suffer or permit liens on or security interests in the Collateral.

B.           Transfer of Assets Enter into any merger or consolidation, or sell, assign or otherwise dispose of or transfer any assets except in the normal course of its business.

C.          Ownership. Allow Moody National REIT II, Inc.’s ownership interest in Mood National Operating Partnership II, LP, to change or be restructured.

6.       EVENTS OF DEFAULT If one (1) or more of the following events (in each case, subject to the notice and cure provisions set forth in Section 7.L, an “Event of Default”) shall occur, all outstanding principal plus accrued unpaid interest of the Loan shall, at the option of Lender, be due and payable immediately and Lender shall have no further obligation to fund under this Agreement or the Note:

A.          Default shall be made in the payment of any installment of principal or interest upon the Note or any other obligation of Borrower to Lender under the Loan Documents when due and payable, whether at maturity or otherwise; or

B.           Default shall be made in the performance of any term, covenant or agreement contained herein or in any other Loan Documents; or

C.           Any representation or warranty herein contained or in any financial statement, certificate, report or opinion submitted to Lender in connection with the Loan or pursuant to the requirements of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

D.          Any material judgment against Borrower or any material attachment or other levy against the property of Borrower with respect to a claim remains unpaid on appeal, undischarged, not bonded or not dismissed for a period of ninety (90) days; or

E.           There shall occur any “Event of Default”, as defined in the Note or any other Loan Document; or

G.           If there shall be a default that continues beyond the expiration of any applicable grace or cure period under any other debt secured by the Collateral or any other obligation of Borrower to Lender for borrowed money; or Borrower defaults, beyond the expiration of any applicable grace or cure period, under any loan or extension of credit owed to any other creditor that could reasonably be expected to materially affect any material portion of Borrower’s property or Borrower’s ability to repay the Loan or perform Borrower’s obligations under this Agreement or any other Loan Document;

then upon the happening of any Event of Default and during the continuation thereof, Lender may declare the unpaid principal balance and earned unpaid interest on the Note immediately due and Lender may avail itself of all rights, powers, and recourses allowed or permitted herein and/or by law.

7.             MISCELLANEOUS

A.          Expenses Borrower agrees to pay all out-of-pocket expenses of Lender in connection with this Agreement and the collection of the Note. Borrower also agrees to pay all reasonable attorney’s fees and all expenses incurred in recording any documents securing the Loan.

B.           Cumulative Rights and Waivers Each and every right granted to Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity shall be cumulative of and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Any of the foregoing covenants and agreements may be waived by Lender but only in writing signed by a Vice President or higher level officer of Lender. Except for such notices as are expressly provided to be given herein or in any other Loan Document, Borrower expressly waives any presentment, demand, protest or other notice of any kind. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

C.           Applicable Law This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the state of Texas.

D.          Amendment No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by a Vice President or higher level officer of Lender and then shall be effective only in the specific instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to be benefit of Lender, its successors and assigns.

E.           Multiple Counterparts This Agreement may be executed in one (1) or more counterparts, and each counterpart when so executed and delivered shall constitute an original hereof, but all such separate counterparts shall constitute one (1) and the same instrument.

F.           Severability of Provisions In case one (1) or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired.

G.           Imaged Documents The Borrower and all sureties, endorsers, and any other party now or hereafter liable for the payment of the Note, in whole or in part, understand and agree that, (i) Lender’s document retention policy may involve the imaging of executed Loan Documents, which includes but is not limited to any note, guaranty, deed of trust, security agreement, assignment, financing statement and any other document which evidences any indebtedness owed by Borrower to Lender and/or secures such indebtedness and/or relates to the indebtedness and/or the collateral securing such indebtedness, and the destruction of the paper original, including the original note and (ii) the Borrower and all sureties, endorsers, and any other party now or hereafter liable for the payment of this Note, in whole or in part, waive any rights and/or defenses that it may have to the use of such imaged copies of Loan Documents in the enforcement of any of Lender’s rights in a court of law or otherwise and/or as to any claim that such imaged copies of the loan documents are not originals.

H.          Jury Waiver. THE PARTIES TO THIS AGREEMENT HEREBY UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

I.            Notice Waiver. Upon an Event of Default and during the continuation thereof, at the option of Lender, the Loan and any and all other indebtedness of Borrower to Lender shall become and be due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of acceleration, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Borrower.

J.            Cross-Default/Cross-Collateralization Intentionally Deleted

K.          Loan Fee Borrower shall pay to Lender the loan fee in the amount of $160,000.00 upon the execution this Agreement.

L.           Notice and Cure Notwithstanding anything contained herein, in the Note or in any of the Loan Documents to the contrary, (i) upon a monetary/payment default hereunder or any other Loan Document (excluding maturity of the Note), Borrower may cure such default if it does so within five (5) days of the date of notice by Lender to Borrower of such monetary/payment default, and (ii) upon a non-monetary default hereunder or any other Loan Document, Borrower may cure such default if it does so within twenty (20) days of the date of notice by Lender to Borrower of such non-monetary default.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SIGNATURES FOUND ON FOLLOWING PAGE(S)

“BORROWER”

Moody National Operating Partnership II, LP,
By: Moody National REIT II, Inc.,
a Maryland corporation, its general partner

By:
Brett C. Moody, President

Moody National REIT II, Inc.,
a Maryland corporation

By:
Brett C. Moody, President

“LENDER”

Green Bank, N.A.

By:
Peyton Jones, Executive Vice President